UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements concerning future events. When used in this report, the words “intend,” “propose,” “believe,” or “expect” and similar expressions are included to identify forward-looking statements. These forward-looking statements are based on the registrant’s current expectations and assumptions and many factors could cause the registrant’s actual results to differ materially from those indicated by these forward-looking statements. You should review carefully the factors identified under the caption “Risk Factors” in the registrant’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The registrant does not intend to update or announce revisions to any forward-looking statements to reflect actual events or developments, except as required by applicable law.

Item 1.01. Entry into a Material Definitive Agreement.

Purchase of Series B Preferred Stock from Nanotope, Inc.

On July 23, 2008, Arrowhead Research Corporation (the “Company”) entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Nanotope, Inc. (“Nanotope”), pursuant to which the Company purchased 900,901 shares of Nanotope’s Series B preferred stock (the “Nanotope Series B”) at a price per share of $1.11 for an aggregate purchase price of $1 million. In addition, Nanotope issued 9,548 shares of Nanotope Series B to another investor at a price per share of $1.11. The Company will invest an additional $1 million in Nanotope for 900,901 additional shares of Nanotope Series B in a subsequent closing no later than fifty-six (56) days following the initial investment, subject to the bring down of the representations and warranties in the Purchase Agreement. Nanotope may sell up to an additional 1,318,391 shares of Nanotope Series B in the subsequent closings.

The Company’s purchase of Nanotope Series B adds to the Company’s previously acquired 5.78% ownership interest in Nanotope. After giving effect to the Company’s $2 million investment in Nanotope, the Company will own 465,300 shares of Nanotope common stock and 1,801,802 shares of Nanotope Series B, which collectively represents approximately 23.0% of the outstanding voting stock of Nanotope, on an as-converted basis, and approximately 19.2% of the fully-diluted stock of Nanotope, on an as-converted basis.

Terms of Nanotope Capital Stock

Capitalization. Nanotope currently has outstanding 4,323,655 shares of common stock, 3,726,242 shares of Series A preferred stock (“Nanotope Series A”), 3,129,741 shares of Nanotope Series B (assuming the completion of the Company’s additional $1 million investment and the sale of all shares of Nanotope Series B authorized for issuance under the Purchase Agreement) and warrants to purchase 36,711 shares of common stock. Contemporaneously with the initial sale of Nanotope Series B, Nanotope reserved 1,904,001 shares of common stock for issuance upon exercise of stock options. No stock options have been issued to date. Any holder of Nanotope Series A or Nanotope Series B may convert such shares at any time into shares of common stock on a one-for-one basis, subject to adjustment for dividends, stock splits and other capital events. The Series A and Series B holders also have the right to put shares to Nanotope for redemption at any time after July 23, 2015, with redemption of the Nanotope Series A and Nanotope Series B made on a pro rata basis at the original purchase price per share plus all accrued but unpaid dividends. Shares put for redemption will be redeemed over three years in equal installments.

Voting. Each share of common stock, Nanotope Series A and Nanotope Series B is entitled to one vote per share. Holders of common stock, Nanotope Series A and Nanotope Series B will vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law and excluding the election of directors. Nanotope’s Board of Directors is comprised of six individuals, with each of five investors currently in Nanotope having the right to designate one director, and the remaining seat reserved for the current Chief Executive Officer of Nanotope. In addition, the Nanotope Series A and Nanotope Series B have certain protective provisions for material transactions and changes to Nanotope’s capital structure.

Dividends. Nanotope Series B shares accrue dividends as, when and if declared by the Board of Directors, in their sole discretion. Nanotope Series A shares accrued dividends of seven percent (7%) from the date of issuance through July 23, 2008 (the date of issuance of the Nanotope Series B) and accrue further dividends as, when and if declared by the Board of Directors. Holders of Nanotope Series A shares and Nanotope Series B shares are entitled to preferences on payment of cash dividends over holders of shares of Nanotope common stock.

Liquidation Rights. Upon a liquidation, dissolution or winding-up of Nanotope, the holders of Nanotope Series A and Nanotope Series B are entitled to share equally in all assets remaining after the payment of any liabilities. Payments will be made to the holders on a pari passu basis, and, before any payment may be made to the holders of common stock by reason of their stock ownership, the Nanotope Series A and the Nanotope Series B holders will be paid 1.5 times the original issue price of the applicable series ($0.94 per share for Nanotope Series A and $1.11 per share for Nanotope Series B), plus all accrued and unpaid dividends.

Related Party Interests

Nanotope was co-founded by the Company’s President and Chief Executive Officer, Dr. Christopher Anzalone, through the Benet Group, a private investment entity solely owned and managed by Dr. Anzalone. Through the Benet Group Dr. Anzalone owns 1,395,900 shares of Nanotope common stock, or approximately 14.2% (after giving effect to the sale of Nanotope Series B Preferred Stock) of Nanotope’s outstanding voting securities. Dr. Anzalone does not hold options, warrants or any other rights to acquire securities of Nanotope directly or through the Benet Group. The Benet Group has the right to appoint a representative to the board of directors of Nanotope. Dr. Anzalone currently serves on the Nanotope board in a seat reserved for Nanotope’s CEO and another individual holds the seat designated by the Benet Group. Dr. Anzalone has served as President and Chief Executive Officer of Nanotope since its formation and continues to serve in these capacities. Dr. Anzalone has not received any compensation for his work on behalf of Nanotope since joining the Company on December 1, 2007. Dr. Anzalone has also waived his right to any unpaid compensation accrued for work done on behalf of Nanotope before he joined the Company.

Dr. Anzalone did not participate on behalf of the Company in the negotiations of the terms of the Nanotope Series B issued to the Company and did not negotiate on behalf of Nanotope after becoming the Chief Executive Officer and President of the Company. Dr. Anzalone did respond to questions asked of him by the Company’s board of directors and management regarding Nanotope’s business plan, operations and the terms of the Series B Stock Purchase Agreement and ancillary agreements.

The foregoing is intended only as a summary of the terms of the Company’s purchase of Nanotope Series B and related transactions. Please refer to the Series B Preferred Stock Purchase Agreement and the Second Amended and Restated Investors Rights Agreement filed as Exhibit 10.1 and 10.2 hereto, for the complete terms of each agreement.

Item 8.01. Other Events.

Intended Acquisition of Nanoconduction, Inc. by Unidym, Inc.

As part of the ongoing strategy of the Company’s majority-owned subsidiary, Unidym, Inc. (“Unidym”) to develop and commercialize carbon nanotube-based products for a variety of applications, Unidym is in discussions to acquire Nanoconduction, Inc., a company originally formed to develop carbon nanotube-based thermal management solutions for the microprocessor industry (“Nanoconduction”). The acquisition of Nanoconduction is expected to be consummated through a merger of a wholly-owned subsidiary of Unidym, formed solely for the purpose of the acquisition, with and into Nanoconduction. The parties expect to enter into definitive agreements and to complete the merger in this fiscal quarter, subject to completion of due diligence review by Unidym and the Company.

In connection with the transaction, the Company expects that the merger will provide Unidym with access to Nanoconduction’s patent portfolio, which will supplement Unidym’s existing patent portfolio and is expected to provide Unidym with additional opportunities to out-license and leverage its technology. In addition, through the merger, Unidym will gain access to facilities and equipment that will be used in Unidym’s ongoing research and development activities.

The Company intends to make a non-cash investment in Unidym by issuing Unidym unregistered shares of the Company’s common stock having an aggregate market value of $250,000, in exchange for 138,889 shares of Series C Preferred Stock in Unidym. The Company’s investment in Unidym will be used to fund, in part, acquisition of Nanoconduction.

In the merger, Unidym expects to issue the Company’s unregistered shares of common stock to Nanoconduction’s stockholders and to assume and discharge Nanoconduction’s liabilities, including, among others, approximately $288,000 in bridge loan funding owed by Nanoconduction to existing holders of its Series B preferred stock and approximately $1,667,000 in capital equipment loans owed by Nanoconduction to its lenders. In the merger, Unidym will guaranty these loan obligations. Unidym also intends to enter into a new five-year lease for the facilities currently occupied by Nanoconduction in Sunnyvale, California.

Risks Related to Acquisition and Intellectual Property

There can be no assurance that the merger will be completed on the foregoing terms, or at all.

In addition, Unidym’s ability to leverage the technology acquired from Nanoconduction, and the ability of the Company or any of its subsidiaries to develop and commercialize products based on their respective patent portfolios, will depend, in part, on their ability to enforce those patents and operate without infringing the proprietary rights of third parties. There can be no assurance that any patents that may issue from patent applications owned or licensed by the Company or any of its subsidiaries will provide sufficient protection to conduct their business as presently conducted or as proposed to be conducted, or that the Company or its subsidiaries will remain free from infringement claims by third parties.

Additionally, because the nanotechnology intellectual property landscape is rapidly evolving and interdisciplinary, it is difficult to conclusively assess the Company’s freedom to operate without infringing on third party rights and no formal freedom to operate assessment has been undertaken to date by the Company. However, the Company is currently aware of certain patent rights held by third parties that, if found to be valid and enforceable, could be alleged to render one or more of the Company’s business lines infringing. If a claim should be brought and is successful, the Company may be required to pay damages, be forced to abandon any affected business lines and/or seek a license from the patent holder. These could negatively affect our results of operations and prospects. There can also be no assurance that patents owned or licensed by the Company or its subsidiaries will not be challenged by others.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Series B Preferred Stock Purchase Agreement, dated July 23, 2008.

10.2	Second Amended and Restated Investors Rights Agreement, dated July 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul McDonnel
Paul McDonnel, Chief Financial Officer